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                                                                      EXHIBIT 21


                                  SUBSIDIARIES
                                  ------------

The following table lists current subsidiaries of the Company whose results are included in the Company's combined financial statements. The list of subsidiaries does not include certain subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary of the Company.

                                                            JURISDICTION
NAME OF COMPANY                                           OF INCORPORATION
---------------                                           ----------------

Beckman Coulter Canada Inc.                                   Canada
Beckman Coulter Eurocenter S.A.                               Switzerland
Beckman Coulter Espana S.A.                                   Spain

Beckman Coulter France S.A.                                   France
Beckman Coulter G.m.b.H.                                      Germany
Beckman Coulter Holdings G.m.b.H.                             Germany

Beckman Coulter Hong Kong Ltd.                                Hong Kong
Beckman Coulter International S.A.                            Switzerland
Beckman Coulter Ireland Inc.                                  Panama

Beckman Coulter K.K.                                          Japan
Beckman Coulter Nederland B.V.                                Netherlands
Beckman Coulter S.p.A.                                        Italy

Beckman Coulter United Kingdom Ltd.                           England
Coulter Corporation                                           Delaware
Coultronics France S.A.                                       France

Hybritech Europe S.A.                                         Belgium
Hybritech Incorporated                                        California
Immunotech S.A.                                               France